The Turkish Investment Fund, Inc.
Item 77Q2
Section 16(a) Beneficial Ownership Reporting Compliance

For the fiscal year ended October 31, 2006, there was a
failure to file on a timely basis Form 3 for the following
Directors ("reporting persons") of the Registrant, pursuant
to Section 16 of the Exchange Act:

Frank L. Bowman
Kathleen A. Dennis
Michael F. Klein
W. Allen Reed

Form 3 was filed on August 25, 2006 for each of the
reporting persons.